                                                                      Exhibit 12


                      Mitchell Energy & Development Corp.
               Computation of Ratio of Earnings to Fixed Charges
                         (dollar amounts in thousands)




                                                                                                         3 Months
                                                            Fiscal Year Ended January 31                   Ended
                                             ------------------------------------------------------      April 30,
                                                1990       1991        1992       1993       1994           1994
                                             ---------   --------    --------   --------   --------      ---------
EARNINGS
Pretax earnings . . . . . . . . . . . . . .  $ 46,135   $ 71,598    $ 68,300    $ 47,324   $ 47,538       $ 5,787
Add (Deduct):
  Previously capitalized interest
    charged against pretax earnings   . . .    12,401     14,694      21,937      14,346     17,098         5,146
  Losses of less-than-50%-owned persons   .        44         23          26          99         32         1,923
  Fixed charges (see below)   . . . . . . .   103,166     98,633      90,107      85,169     84,788        21,016
  Reverse effect of inclusion of interest
    capitalized in fixed charges  . . . . .   (46,993)   (45,427)    (39,426)    (36,205)   (35,721)       (8,217)
  Undistributed earnings of
    less-than-50%-owned persons   . . . . .    (6,201)   (11,690)    (10,521)    (10,305)    (3,594)         (167)
                                             --------   --------    --------    --------   --------       -------
                                             $108,552   $127,831    $130,423    $100,428   $110,141       $25,488
                                             --------   --------    --------    --------   --------       -------
                                             --------   --------    --------    --------   --------       -------


FIXED CHARGES
Interest expense incurred
  Consolidated (a) (b)  . . . . . . . . . .  $ 95,792   $ 92,874    $ 84,025    $ 77,451   $ 75,252       $18,609
  50%-owned persons   . . . . . . . . . . .     4,974      3,670       3,284       4,609      6,236         1,624
                                             --------   --------    --------    --------   --------       -------
                                              100,766     96,544      87,309      82,060     81,488        20,233
Portion of rental expense
  representing interest (c)   . . . . . . .     2,400      2,089       2,798       3,109      3,300           783
                                             --------   --------    --------    --------   --------       -------
                                             $103,166   $ 98,633    $ 90,107    $ 85,169   $ 84,788       $21,016
                                             --------   --------    --------    --------   --------       -------
                                             --------   --------    --------    --------   --------       -------


RATIO OF EARNINGS TO FIXED CHARGES  . . . .      1.05       1.30        1.45        1.18       1.30          1.21
                                             --------   --------    --------    --------   --------       -------
                                             --------   --------    --------    --------   --------       -------



_____________________________________
(a) Consists of interest expense as reported in consolidated statements of earnings and interest expense related to finance operations which is reported as costs and expenses in the consolidated statements of earnings.
(b) At April 30, 1994, the Company had outstanding guaranties of approximately $70,600,000 of indebtedness of less-than-fifty percent owned partnerships and approximately $5,100,000 of indebtedness of unaffiliated, nonprofit institutions under which it has not been, nor is it expected that it will be, required to perform. Fixed charges related to these outstanding borrowings, estimated at approximately $600,000 for the three months ended April 30, 1994, have been excluded from the reported fixed charges.
(c) Represents one-third of rental expense under operating lease agreements.